UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2024

VIVAKOR, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41286	26-2178141
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

5220 Spring Valley Rd. Suite 500

Dallas, TX 75254

(Address of principal executive offices)

(949) 281-2606

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VIVK	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

As previously disclosed, on June 9, 2022, Vivakor, Inc. (the “Company”) entered into an executive employment agreement (the “Original Agreement”) with Tyler Nelson, the Chief Financial Officer of the Company (the “Executive”), for a term of two years, and, on January 16, 2023, Mr. Nelson was appointed as member of the Company’s Board of Directors (the “Board”).

As previously disclosed, on February 26, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Empire Energy Acquisition Corp., a Delaware corporation, and wholly owned subsidiary, Empire Diversified Energy, Inc., a Delaware corporation (collectively “Empire”), whereby, at closing, subject to the conditions set forth in the Merger Agreement, Empire will become a wholly-owned subsidiary of the Company. On March 21, 2024, the Company entered into a Membership Interest Purchase Agreement (the “Endeavor MIPA”), the equity holders of Endeavor Crude, LLC (“Endeavor”), whereby, at closing, subject to the conditions set forth in the Endeavor MIPA, the Company will acquire several entities that will become wholly-owned subsidiaries of the Company.

As previously disclosed, beginning on June 8, 2024, the Company and Mr. Nelson entered into a series of amendments to the Original Agreement effecting the extension of the expiration date of the Original Agreement until June 13, 2024. On June 13, 2024, the Company entered into a new Executive Employment Agreement (the “New Employment Agreement”) with Mr. Nelson, and, in connection therewith the Company and Mr. Nelson also entered into a settlement agreement with respect to compensation owed by the Company to Mr. Nelson (the “Settlement Agreement”).

New Employment Agreement

On June 13, 2024, the Company entered into the New Employment Agreement with Mr. with respect to the Company’s appointment of Mr. Nelson as Chief Financial Officer. Pursuant to the New Employment Agreement, Mr. Nelson will receive: (i) $450,000 annually (the “Base Salary”); (ii) an annual cash incentive bonus of a minimum of 50% of the Base Salary (a portion of which may be payable in the form of restricted common stock of the Company) and a maximum of 120% of the Base Salary; and (iii) an annual equity incentive bonus of a minimum of 25% of the Base Salary and a maximum of 120% of the Base Salary in shares of restricted stock. Mr. Nelson will also be eligible for a cash transaction bonus (the “Transaction Bonus”) for Qualified Transactions, as defined in the New Employment Agreement, of 0.5% of the enterprise value of the assets, equity or business sold or acquired or the listing value of the equity or debt being listed on a national exchange. For each of the closing of the Merger Agreement and Endeavor MIPA, Mr. Nelson will receive a bonus of $200,000, with $100,000 for each such bonus to be paid in cash and the remaining $100,000 for each such bonus to be paid in shares of the Company’s common stock, valued on the date of close of the Merger Agreement and the Endeavor MIPA, respectively. The foregoing bonuses are in lieu of a Transaction Bonus for either the Merger Agreement or the Endeavor MIPA. The New Employment Agreement is for an initial term of two years and will auto-renew for subsequent one-year terms if not terminated by either party at the end of a term, which requires 90 days prior notice. The New Employment Agreement may also be terminated under standard cause and without cause termination and resignation provisions.

Settlement Agreement and Promissory Note

At the time of the termination of the Original Agreement, the Company owed Mr. Nelson $1,167,750 in accrued salary and bonuses, plus interest (together, the “Accrued Compensation”), for serving as the Company’s Chief Financial Officer under the Original Agreement. Pursuant to the Settlement Agreement, the Company and Mr. Nelson agreed the Accrued Compensation would be paid to Mr. Nelson under of a straight promissory note in the principal amount of the Accrued Compensation (the “Note”). Under the terms of the Note, the amounts due under the Note will accrue interest at 8% per annum, and will be paid to Mr. Nelson by paying him 5% of any money received by the Company from closed future financings or acquisition/merger/sale transactions until the Note has been paid in full. In the event the Note has not been paid in full by December 31, 2024, the Note will mature and any amounts due thereunder will be due and payable in full in such date.

Stock Option

Under the terms of the Settlement Agreement, the Company issued Mr. Nelson a stock option agreement (the “Option Agreement”) setting forth the stock options Mr. Nelson were issued on June 9, 2022 (the “Grant Date”). Pursuant to the Option Agreement, as of the Grant Date, Mr. Nelson was granted 917,825 stock options (the “Options”) at an exercise price per share of $1.80. The Options shall vest as follows: (i) 360,145 shares on the Grant Date, (ii) 219,312 shares three (3) months after the Grant Date, (iii) 48,338 shares for each of the following six (6) quarters, and (iv) 48,340 shares following the eighth (8th) quarter after the Grant Date. The Options were fully vested as of June 9, 2024.

The foregoing description of the Employment Agreement, Settlement Agreement, the Note and Option Agreement do not purport to be complete and are qualified in their entirety by their full text, the forms of which is filed herewith as Exhibit 10.1, 10.2, 10.3, and 10.4, respectively.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Tyler Nelson, 43, Chief Financial Officer

Tyler Nelson joined Vivakor on a part-time basis as Chief Financial Officer in 2014 and has served as full-time Chief Financial Officer since September 2020. Mr. Nelson joined the Board of Directors of Vivakor in January 2023. Mr. Nelson is a CPA who worked from 2006 to 2011 in Audit and Enterprise Risk Services at Deloitte LLP (USA) and later at KSJG, LLP (later acquired by Withum+Brown, PC). He worked with clients with assets of more than $100 billion and annual revenues of more than $15 billion, which are considered some of the most respected financial institutions in the world. In 2011, Mr. Nelson began working for LBL Professional Consulting, Inc. where he provided merger and acquisition, initial public offering, and interim chief financial officer services to clients. Mr. Nelson continues to sit on the Board of Directors and remains an officer of LBL Professional Consulting, Inc. Mr. Nelson earned a Master’s Degree in Accountancy from the University of Illinois- Urbana-Champaign, and a Bachelor’s Degree in Economics with a minor in Business Management from Brigham Young University.

The Board believes that Mr. Nelson’s experience in public company accounting and his extensive knowledge in the history of the Company makes him ideally qualified to help lead the Company towards continued growth and success.

Family Relationships

Mr. Nelson does not have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There are no related party transactions with regard to Mr. Nelson reportable under Item 404(a) of Regulation S-K.

Compensatory Arrangements

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01 Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Executive Employment Agreement by and between Vivakor, Inc. and Tyler Nelson dated June 13, 2024

10.2	Settlement Agreement by and between Vivakor, Inc. and Tyler Nelson dated June 13, 2024

10.3	Form of Promissory Note Issued to Tyler Nelson dated June 13, 2024

10.4	Form of Stock Option Issued to Tyler Nelson dated June 13, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVAKOR, INC.

Dated: June 13, 2024	By:	/s/ James Ballengee
		Name:	James Ballengee
		Title:	Chief Executive Officer

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